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                                                                   EXHIBIT 10.6a


                          [AMERICAN MOBILE LETTERHEAD]




OPTIONEE:                                                   OPTION NO.


DATE OF GRANT                                               OPTION PRICE:
COVERED SHARES



                     AMERICAN MOBILE SATELLITE CORPORATION
                                STOCK AWARD PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT


1. Definitions. In this Agreement, terms with initial capitals shall have the meanings provided in the Plan, except as follows:

     (a)  "Agreement" means this Nonstatutory Stock Option Agreement.

     (b) A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation's shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or
(iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

     (c) "Covered Shares" means the Shares subject to the Option set forth as the "Covered Shares" on page 1 of this Agreement.

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     (d)  "Date of Exercise" means the date on which the Company receives notice pursuant to Paragraph 4(a) of the exercise, in whole or in part, of the Option.

     (e) "Date of Expiration" means, subject to the provisions of Section 3 of this Agreement, ten (10) years after the Date of Grant.

     (f) "Date of Grant" means the date set forth as the "Date of Grant" on page 1 of this Agreement.

     (g)  "Disability" means permanent and total disability of the Optionee.

     (h) "Equivalent Option" means, in connection with a Change of Control, a continuation of the Option by the Corporation, an agreement by the person or persons acquiring the Corporation to honor or assume the Option following the Change of Control, or the substitution of a new Option with an inherent value equivalent to that of the original Option and on terms at least as beneficial to the Optionee as those contained in the Optionee's original Option Agreement.

     (i) "Insider" means an Optionee or Grantee who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

     (j) "Involuntary Termination" means termination by the Corporation or a Subsidiary of the Optionee's employment with the Corporation or a Subsidiary or, in connection with or following a Change of Control, a substantial reduction by the Corporation or Subsidiary in the salary, benefits or position of the Optionee, but does not include any such substantial reduction as a result of the commission of a felony by the Optionee or Termination for Good Cause.

     (k) "Option" means the nonstatutory stock option granted to the Optionee in Paragraph 2 of this Agreement.

     (l) "Option Period" means the period during which the Option may be exercised.

     (m) "Option Price" means the dollar amount per Share set forth as the "Option Price" on page 1 of this Agreement.

     (n) "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.

     (o) "Plan" means the American Mobile Satellite Corporation Stock Award Plan, amended and restated January 27, 2000.

     (p) "Retirement" means termination of employment with the Corporation or a Subsidiary at age 65 or thereafter, or at such other age as provided by Corporation policy.

     (q) "Termination for Good Cause" means termination as a result of the commission of a felony by the Optionee.

2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Corporation hereby grants to the Optionee or his successors the Option to purchase from the Corporation that number of shares of Common Stock equal to the Covered Shares, exercisable at the Option Price.

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3.   Terms of the Option.

     (a) Type of Option. The Option is intended to be a nonstatutory stock option, and is not intended to be an incentive stock option under section 422 of the Code.

     (b) Option Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has not been previously exercised with respect to such Covered Shares, subject to the following limitations:

          no portion of the Option may be exercised during the first year following the Date of Grant;

          during the second year following the Date of Grant, the Option may be exercised to a maximum of 33 1/3% of the Covered Shares;

          during the third year following the Date of Grant, the Option may be exercised to a cumulative maximum of 66 2/3% of the Covered Shares;

          thereafter the Option may be exercised in full.

     (c) Exercise after termination of employment: Except as provided in paragraphs (d) and (e) of this Section 3, if the Optionee's employment is terminated during the Option Period, the Option may be exercised for a period of six (6) months after termination in the event of an Involuntary Termination or for a period of three (3) months after termination in the case of a voluntary termination, and the Option Period shall expire at the end of such six (6) month period or three (3) month period, respectively. An Option will terminate immediately, and may no longer be exercised, in the event of a Termination for Good Cause.

     (d) Exercise in the event of Death, Disability or Retirement: If the Optionee's employment is terminated during the Option Period in the event of death, Disability or Retirement, the Option may be exercised in whole or in part, by the Optionee, the authorized representative of the Optionee's estate or by his properly appointed attorney-in-fact, guardian, trustee, or conservator, for a period of one year after the Optionee's death, Disability or Retirement.

     (e) Limitation on exercise after termination: No portion of an Option which is unexercisable at the termination of the Optionee's employment may thereafter be exercised under this Section 3 except that an Option may be exercised in full upon termination of other Optionee's employment with the Corporation or a Subsidiary by reason of the Optionee's death or Disability (other than Disability during the six-month period following the Date of Grant).

     (f) Change of Control. Notwithstanding the provisions of Section 3(b), if a Change of Control occurs during the period commencing on the Date of Grant and terminating on the Date of Expiration, the Optionee shall be entitled to receive an Equivalent Option. If, despite the best efforts of the Corporation, the Optionee cannot receive an Equivalent Option in connection with such Change of Control, (i) the Optionee shall be entitled to receive immediately prior to such Change of Control, and in exchange for his or her Option, cash in an amount equal to the excess of the highest price paid for a Share in connection with the

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    Change of Control over the Option Price, multiplied by the total number of Covered Shares subject to the Option, including all of the Covered Shares with respect to which the Option has not yet become exercisable under the provisions of Section 3(b) but excluding any of the Covered Shares with respect to which the Option has been previously exercised, or (ii) if the Optionee is an Insider who would be subject to suit under Section 16(b) of the Exchange Act if the Optionee were to receive the cash payment described in Section 3(c)(i), the Option may be exercised in full beginning on the date two weeks before such Change of Control. If the Optionee receives an Equivalent Option in connection with a Change of Control, and the Optionee's employment with the Corporation or a Subsidiary is terminated within two years following the Change of Control by reason of Involuntary Termination, the Equivalent Option may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, so determines.

    (g) Other Terms of Option. Notwithstanding the provisions of Section 7.B of the Plan, no Shares may be used to pay any portion of the Option Price unless those Shares shall have been held by the Optionee for a period of not less than six months prior to the Date of Exercise, provided that the holding period may be extended by the Committee at any time or times, by written notice to the Optionee, to any other holding period not exceeding two years prior to the Date of Exercise.

4.  Exercise.

    (a) Notice. Until the Committee notifies the Optionee to the contrary, the forms attached to this Agreement as Exhibit A shall be used to exercise the Option.

    (b) Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares equal to the number of shares of Common Stock with respect to which the Option is exercised.

5. Restriction Upon Shares of Common Stock Issued Upon Exercise. By accepting this Option, the Optionee agrees to the conditions specifically set forth in
Section 6.C of the Plan.

6. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option until and unless a certificate or certificates representing such Shares are issued to the Optionee pursuant to this Agreement. Except as provided in Article 11 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

7. Employment. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation or any of its Subsidiaries to employ the Optionee for any period. Whenever reference is made in this Agreement to the employment of the Optionee, it means employment by the Corporation or a Subsidiary.

8. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof. In addition, the Option is subject to any rules and regulations promulgated by the Committee consistent with the terms of the Plan.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf effective as of the Date of Grant.




ATTEST:                                    AMERICAN MOBILE SATELLITE CORPORATION


                                           By:
-----------------------------------           ----------------------------------


Accepted and agreed to as of the Date of Grant.


-----------------------------------
Optionee
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                                   EXHIBIT A



                               EXERCISE OF OPTION



Board of Directors
American Mobile Satellite Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416


Gentlemen:


The undersigned, the Optionee under the Nonstatutory Stock Option Agreement
identified as Option No.        , granted pursuant to the American Mobile
                        --------
Satellite Corporation Stock Award Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase shares of Common Stock of American Mobile Satellite Corporation, par value $.01 per share, and herewith
makes payment of $       in the form of                       [cash, Common
                  ------                ----------------------
Stock, cash plus Common Stock] for the shares purchased and $        in the
                                                              ------
form of                        [cash, Common Stock, cash plus Common Stock] to
       -----------------------
cover the Corporation's withholding tax liability in respect of the purchase. (Please complete.)

The Optionee hereby represents, warrants, and acknowledges the following:

     A. The Optionee has received and reviewed the statutory prospectus relating to the Stock Option Plan prior to making this election.

     B. The certificate for such stock may be legended, for certain officers who may be deemed affiliates of the Company, to the effect that such officers may not reoffer or resell shares of Common Stock in a transaction which is not registered under the Securities Act of 1933, as amended ("the Act"), except pursuant to the Securities and Exchange Commission's Rule 144 under the Act, or another exemption thereunder.

[Note: Shares of Common Stock being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.)





Dated:                                       Name of Optionee:
      --------------------                                    ------------------


                                             -----------------------------------
                                             Signature of Optionee


Received by American Mobile Satellite Corporation:


By:                                                   Date:
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